UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2011

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GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

 (561) 427-6144
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2011, the board of directors of GelTech Solutions, Inc. (the “Company”) approved a compensation arrangement for Michael Hull, the Company’s Chief Financial Officer.  Mr. Hull has been acting as the Company’s Chief Financial Officer since March 17, 2008 on behalf of WSR Consulting, Inc. on a part-time basis.  Provided that Mr. Hull becomes a full-time employee by September 1, 2011, Mr. Hull will receive an initial base salary of $146,000 per year over a three-year term and a discretionary annual bonus as determined by the Company’s Compensation Committee based upon Mr. Hull’s job performance and performance of the Company.  Additionally, the Company granted Mr. Hull 150,000 10-year stock options exercisable at $1.95 per share of which (i) 50,000 options vest on the date Mr. Hull becomes a full-time employee and (ii) assuming the initial vesting, the balance shall vest in six equal increments each June 30th and December 31st, with the first vesting date being December 31, 2011, subject to continued employment on each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  June 8, 2011